EXHIBIT I

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of ordinary shares of Yatsen Holding Limited is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 11, 2022

Gaorong Technology Consulting Limited

By:	/s/ Peter Wong
Name:	Peter Wong
Title:	Authorized Signatory

Suzhou Industry Park Gaorong Growth Investment Center (Limited Partnership)

By:	/s/ Peter Wong
Name:	Peter Wong
Title:	Authorized Signatory

Xizang Gaorong Capital Management Co., Ltd.

By:	/s/ Peter Wong
Name:	Peter Wong
Title:	Authorized Signatory

Beijing Gaorong Capital Management Consulting Co., Ltd.

By:	/s/ Peter Wong
Name:	Peter Wong
Title:	Authorized Signatory

Gaorong Group Holdings Limited

By:	/s/ Peter Wong
Name:	Peter Wong
Title:	Authorized Signatory

Banyan Partners Fund III, L.P.

By:  Banyan Partners III Ltd.

By:	/s/ Peter Wong
Name:	Peter Wong
Title:	Authorized Signatory

Banyan Partners Fund III-A, L.P.

By: Banyan Partners III Ltd.

By:	/s/ Peter Wong
Name:	Peter Wong
Title:	Authorized Signatory

Banyan Partners III Ltd.

By:	/s/ Peter Wong
Name:	Peter Wong
Title:	Authorized Signatory